SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): April 3, 2008

GLOBETECH ENVIRONMENTAL, INC.
(Exact name of registrant as specified in Charter)

Nevada	0-27737	77-0454856
(State or other jurisdiction of incorporation or organization)	(Commission File No.)	(IRS Employer Identification No.)

#700-300 South Fourth Street Las Vegas, Nevada 89101
(Address of Principal Executive Offices)(Zip Code)

(403) 261-2929
(Issuer Telephone number)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions (see General Instruction A.2. below):

[	] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[	] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[	] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act
(17 CFR 240.14d-2(b))

[	] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act
(17 CFR 240.13e-4(c))

Item 3.02	Unregistered Sales of Equity Securities

On April 3, 2008, Globetech Environmental, Inc. (the “Company”) entered into agreements with certain officers and consultants to issue an aggregate of 9,627,829 shares of common stock in payment of accrued but unpaid salary, consulting fees and expenses, accrued through December 31, 2006, totaling $336,974, representing a price of $0.035 per share:

Name and Position	Shares Issued	Salary, Fees and Expenses Settled

Officers:

Donald Sampson, President and Director	4,188,657	$ 146,603
Theodor Henning, CFO and Director	2,818,714	98,655

Other Consultants	2,620,457	91,716

The shares were issued to a total of four persons, including certain officers and directors.

All of the securities described above were issued pursuant to the exemption from registration provided by Section 4(2) of the Securities Act of 1933. The issuance was privately negotiated with each of the purchasers and with no general solicitation or public advertising.

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

See Item 3.02 above.

Item 9.01	Financial Statements and Exhibits

Exhibit	Discription
10.1	Settlement Agreement – Theodor Hennig Professional Corporaton
10.2	Settlement Agreement – Rick Kartevold
10.3	Settlement Agreement – Rick Oliver
10.4	Settlement Agreement – Don Sampson

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

GLOBETECH ENVIRONMENTAL, INC.

Dated: April 4, 2008

By:	/s/ Theodor Hennig
Theodor Hennig
Chief Financial Officer

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